                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            PROCOM TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                            PROCOM TECHNOLOGY, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 27, 2000

To The Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PROCOM TECHNOLOGY, INC. (the "Company"), a California corporation, will be held on Thursday, January 27, 2000 at 10:00 a.m., local time, at the Company's offices at 1821 Dyer Road, Santa Ana, California 92705 for the following purposes:

     1. To elect directors to serve for the ensuing year or until their successors are elected.

     2. To approve an amendment to the 1995 Incentive Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000.

     3. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending July 31, 2000.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on December 15, 1999, are entitled to notice of and to vote at the Annual Meeting, and at any adjournments or postponements thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          Frank Alaghband
                                          Secretary

Irvine, California
December 23, 1999

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            PROCOM TECHNOLOGY, INC.
                            ------------------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of PROCOM TECHNOLOGY, INC. (the "Company") for use at the Annual Meeting of Shareholders to be held Thursday, January 27, 2000, at 10:00 a.m., local time, or at any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders (the "Notice"). The Annual Meeting will be held at the principal executive offices of the Company, 1821 Dyer Road, Santa Ana, California, 92705. The telephone number of the Company's principal executive offices is (949) 852-1000.

     These proxy solicitation materials and the Annual Report to Shareholders for the fiscal year ended July 31, 1999, including financial statements, were first mailed on or about December 23, 1999 to all shareholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

     Only shareholders of record at the close of business on December 15, 1999 are entitled to notice of and to vote at the meeting. The Company has one series of Common Stock outstanding, designated Common Stock, $.01 par value. At the record date, 11,167,242 shares of the Company's Common Stock were issued and outstanding. No shares of the Company's Preferred Stock were outstanding. Each shareholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment or postponement thereof.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     In the election of directors, a shareholder shall not be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of such shareholder's shares) unless the candidate's or candidates' names have been placed in nomination prior to the commencement of the voting, and a shareholder has given notice prior to commencement of the voting of such shareholder's intention to cumulate votes. As of the date of this Proxy Statement, the Company has not received any such notice from any shareholder. If any shareholder timely gives such a notice, each shareholder will be entitled to cast in the election of directors such number of votes as is equal to the number of shares held multiplied by the number of directors to be elected. Such votes may then be cast for a single candidate or may be distributed among two or more candidates as may be determined by the shareholder.

     The accompanying proxy card grants the named proxies discretionary authority to vote cumulatively, if cumulative voting applies. In such event, unless otherwise instructed, the named proxies intend to vote equally "FOR" each of the six candidates for director. However, if sufficient numbers of Company shareholders exercise cumulative voting rights to elect one or more candidates, the named proxies will determine the number of directors they are entitled to elect, select such number from among the named candidates, cumulate their votes, and cast their votes for each candidate among the number they are entitled to elect. If voting is not conducted by cumulative voting, shareholders holding a majority of the Common Stock will be able to elect all of the directors, and the other shareholders will be unable to elect any director or directors. A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as an inspector of election for the meeting. The election inspector will treat shares represented by the proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of votes cast on any matter submitted to the shareholders for a vote.

     The election inspector will treat shares referred to as "broker non-votes" (i.e. shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker has physically indicated on the proxy that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

     The cost of soliciting votes will be borne by the Company. The Company has not retained any firm to solicit votes or proxy votes. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or other means.

SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of December 15, 1999 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the table under "Executive Compensation and Other Matters -- Executive Compensation -- Summary Compensation Table" and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
                                                               AMOUNT AND
                                                               NATURE OF       PERCENT
                                                               BENEFICIAL         OF
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)              OWNERSHIP        CLASS
          ---------------------------------------             ------------    ----------
Alex Razmjoo(2).............................................   1,801,416         16.0%
Frank Alaghband(2)..........................................   1,644,954         14.6%
Alex Aydin(2)(3)............................................   1,440,070         12.8%
Nick Shahrestany(2).........................................   1,559,528         13.9%
Frederick Judd(3)(4)........................................      66,666           --
Dom Genovese(2)(5)..........................................       4,500           --
David Blake(2)(5)...........................................       4,500           --
All directors and executive officers as a group (7
  persons)(4)...............................................   6,802,250         61.4%

---------------
-- Less than one percent.

(1) The address of each of the directors and officers is 1821 Dyer, Santa Ana, California, 92705.

(2) A director of the Company.

(3) Includes 42,050 shares currently owned by Mr. Aydin subject to an option granted to Mr. Judd by Mr. Aydin, which option is presently exercisable in full, and 6,500 shares owned by the children of both Mr. Judd and Mr. Aydin, which ownership is attributed to Mr. Judd or Mr. Aydin, and which ownership both Mr. Judd and Mr. Aydin have disclaimed.

(4) Includes 11,780 shares of Common Stock which may be acquired within 60 days after December 15, 1999 through the exercise of stock options.

(5) Includes 4,500 shares of Common Stock (3,500 in the case of Mr. Blake) which may be acquired within 60 days after December 15, 1999 through the exercise of stock options.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of shareholders which are intended to be presented by such shareholders at the Company's 2000 Annual Meeting (to be held in the Year 2001) must be received by the Secretary of the Company at the Company's principal executive offices no later than September 30, 2000 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     A board of six (6) directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six (6) nominees named below, all of whom are presently directors of the Company. If voting is conducted by cumulative voting, the proxies named on the enclosed form of proxy will have discretionary authority (unless such authority is withheld) to cumulate votes among the nominees in such proportion as they see fit. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors (the "Board") to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting, if applicable, see "Voting and Solicitation" above) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

VOTE REQUIRED

     If a quorum is present and voting, the six nominees receiving the highest number of affirmative votes cast will be elected to the Board of Directors. Votes withheld from all directors are counted for the purposes of determining the presence or absence of a quorum for the transaction of business, but have no other effect under California law. See "Voting and Solicitation" above.

NOMINEES

     The names of the nominees, each of whom is currently a director of the Company, and certain information about them are set forth below:

                           DIRECTOR
       NAME          AGE    SINCE                             POSITION
       ----          ---   --------                           --------
Alex Razmjoo.......  37      1988     Chairman of the Board, President and Chief Executive
                                      Officer
Frank Alaghband....  36      1988     Executive Vice President, Operations, and Director
Alex Aydin.........  37      1988     Executive Vice President, Finance and Administration, and
                                      Director
Nick Shahrestany...  36      1988     Executive Vice President, Marketing and International
                                      Operations, and Director
Dom Genovese(1)....  57      1997     Director
David Blake(1).....  59      1997     Director

---------------
(1) Member of the Audit Committee and Member of the Compensation Committee.

     All directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board and are appointed annually, subject to the terms of their employment agreements. There are no family relationships between the executive officers or directors of the Company.

     Mr. Razmjoo is one of the Company founders and has served as its Chairman of the Board, President and Chief Executive Officer since 1987. From 1984 to 1987, Mr. Razmjoo served as Director of Engineering of CMS Enhancements, Inc. He received a B.S. degree in Electrical Engineering in 1985 from the University of California, Irvine.

     Mr. Alaghband is one of the Company founders and has served as its Executive Vice President, Operations and as a director since 1987. From 1984 to 1987, Mr. Alaghband served as a Systems Engineer in the Computer Systems Division of McDonnell-Douglas Corporation. He received a B.S. degree in Electrical Engineering in 1985 from the University of California, Irvine.

     Mr. Aydin is one of the Company founders and has served as the Company's Executive Vice President, Finance and Administration and as a director since 1987. From December 1984 to August 1987, Mr. Aydin served as a Product Development Engineer for Toshiba America, Inc. He received dual B.S. degrees in Electrical Engineering and Biological Sciences in 1984 from the University of California, Irvine and a M.S. degree in Biomedical Engineering in 1985 from California State University, Long Beach.

     Mr. Shahrestany is one of the Company founders and has served as its Executive Vice President, Mareting and International Operations and as a director since 1987. From 1985 to 1987, Mr. Shahrestany served as Regional Sales Manager of CMS Enhancements, Inc. He received a B.S. degree in Biological Sciences with a minor in Electrical Engineering in 1984 from the University of California, Irvine.

     Mr. Genovese became a Director of the Company in August 1997. Mr. Genovese has served as Vice President Sales for Sync Research, Inc., a branch office networking solution provider, from April 1996 to October 1997. Prior to that, he served as Regional Sales Manager at Cisco Systems, Inc., a worldwide manufacturer of computer communication devices, from January 1992 to April 1996. Mr. Genovese received a B.S. degree in electrical engineering from the University of Maryland. Mr. Genovese is a member of the Audit and Compensation Committees of the Board of Directors.

     Mr. Blake became a Director of the Company in October 1997. Mr. Blake has served as the Dean of the Graduate School of Management at the University of California, Irvine since October 1997. Prior to that date, Mr. Blake served as the Dean of the Edwin L. Cox School of Business at Southern Methodist University from 1990 to 1996, serving as the President of the American Assembly of Collegiate Schools of Business in 1996. Mr. Blake received an A.B. in History from Dartmouth College, an MBA from the University of Pittsburgh, and a Ph.D. in political science and international politics from Rutgers University. Mr. Blake is a Director of

Global Industrial Technology, Inc., an NYSE listed company. Mr. Blake serves on the Audit and Compensation of the Board of Directors.

     The Board met six times during the year ended July 31, 1999. Messrs. Razmjoo, Shahrestany, Blake and Genovese attended all meetings, while Messrs. Aydin and Alaghband attended all but one meeting. Where appropriate, the Board has taken action by written consent.

BOARD COMMITTEES

     The Board of Directors formed a Compensation Committee and an Audit Committee in October 1996. There is no Nominating Committee. Mr. Genovese is the Chairman of the Compensation Committee, and Mr. Blake is the Chairman of the Audit Committee. During the fiscal year ended July 31, 1999, there was one meeting of the Audit Committee, while the Compensation Committee met in conjunction with meetings of the Board of Directors. Each committee is composed of Messrs. Genovese and Blake, the outside directors of the Company. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's 1995 Stock Option Plan (the "1995 Plan") and the Company's 1999 Employee Stock Purchase Plan. The Audit Committee reviews the results and scope of the audit and other accounting-related services and evaluates the Company's internal audit and control functions.

DIRECTOR COMPENSATION

     Directors who are not compensated as employees of or consultants to the Company receive a $6,000 annual retainer fee, a fee of $2,000 per Board meeting attended an annual fee of $500 for service on any committee and reimbursement of expenses incurred in attending Board meetings. In addition, Board members are granted options under the 1995 Plan to purchase 9,000 shares upon their initial election to the Board. Such options are granted at the fair market value of the stock on the date of grant, and vest over a four year period. In September 1997 and November 1997, Messrs. Genovese and Blake were each granted stock options under the 1995 Plan to purchase 9,000 shares of the Company's Common Stock with an exercise price equal to $12.625 and $17.50 per share, respectively, the market price of the Company's Common Stock on the date such options were granted. In August 1999, Messrs. Genovese and Blake were granted options to purchase an additional 9,000 shares at an exercise price of $5.94 per share. In March 1999, Mr. Blake exercised an option to purchase 1,000 shares, and he continues to hold such shares.

     During the year ended July 31, 1998, the exercise price of the options granted to the directors in fiscal 1998 was reduced to $8.50 per share, the fair market value of the stock on the date of the repricing. In September 1998, the exercise price of those options was further reduced to $4.50 per share. See "Option Repricing."

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Company has adopted provisions in its Articles of Incorporation that limit the liability of its directors for monetary damages arising from a breach of their fiduciary duties as directors to the fullest extent permitted by the California Corporations Code. The Company's Bylaws provide that the Company must indemnify its directors and officers to the fullest extent permitted by the California Corporations Code. The Company also has entered into indemnification agreements with its executive officers and directors and maintains officer and director liability insurance with respect to certain liabilities.

EXECUTIVE COMPENSATION

     The following table shows the compensation earned in fiscal 1999, 1998, and 1997 by the Company's chief executive officer and the next four most highly paid executive officers at the end of fiscal 1999 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                           -----------------------------------   -------------------------
                                                                  OTHER ANNUAL   SECURITIES    ALL OTHER
                                                                  COMPENSATION   UNDERLYING   COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR   SALARY($)   BONUS($)      ($)(1)      OPTIONS(#)      ($)(2)
   ---------------------------      ----   ---------   --------   ------------   ----------   ------------
Alex Razmjoo......................  1999   $225,000         --      $16,515           --        $10,057
Chairman, President and CEO         1998    225,000    100,000        6,325           --         10,148
                                    1997    225,000    100,000        6,599           --         11,148
Frank Alaghband...................  1999    225,000         --        6,065           --         10,057
  EVP -- Operations                 1998    225,000    100,000        5,913           --         10,148
                                    1997    225,000    100,000       10,532           --         11,148
Alex Aydin........................  1999    225,000         --       17,522           --         10,057
  EVP -- Finance & Administration   1998    225,000    100,000        5,835           --         10,148
                                    1997    225,000    100,000        5,025           --         11,148
Nick Shahrestany..................  1999    225,000         --       21,247           --         10,747
  EVP -- Chief Information Officer  1998    225,000    100,000        6,677           --         10,838
                                    1997    225,000    100,000        7,179           --         11,649
Frederick Judd....................  1999    110,000     32,432           --        8,720          1,839
  VP -- Finance & General Counsel   1998    105,094     30,676           --           --          1,965
                                    1997     89,654     26,780           --           --          1,981

---------------
(1) Reimbursement of various personal automobile and other expenses included in the executive officer's taxable income.

(2) Represents life insurance premiums paid by the Company for Messrs. Razmjoo, Shahrestany, Alaghband and Aydin, and matching contributions made by the Company to the executive's 401(k) plan pursuant to the terms of the Company's 401(k) plan.

STOCK OPTION INFORMATION

  Option/SAR Grants in Last Fiscal Year.

     The following table sets forth certain information for the year July 31, 1999, with respect to each grant of stock options to the individuals named in the Summary Compensation Table:

                                                                                            POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                               ----------------------------------------------------------       ANNUAL RATES
                                                   % OF TOTAL                                  OF STOCK PRICE
                                                 OPTIONS GRANTED                              APPRECIATION FOR
                                  NUMBER OF       TO EMPLOYEES     EXERCISE                    OPTION TERM(3)
                                 UNDERLYING            IN          PRICE PER   EXPIRATION   --------------------
            NAME               OPTIONS GRANTED   FISCAL YEAR(1)    SHARE(2)       DATE         5%         10%
            ----               ---------------   ---------------   ---------   ----------   --------   ---------
Frederick Judd...............       8,720              .53%          $4.50      9/01/08     $72,616    $142,177
                                   30,000             1.81%          $4.50      6/02/09     249,826     474,467

---------------
(1) Based on an aggregate of 1,653,890 options granted in fiscal 1999, including options granted to the individuals named in the Summary Compensation Table above.

(2) Options are granted at an exercise price equal to the closing market per share price on the date of grant.

(3) In accordance with the rules of the SEC, shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the shares acquired and the value realized on each exercise of stock options during the fiscal year ended July 31, 1999 and the fiscal year end number and value of exercisable and unexercisable options:

 AGGREGATE OPTION/SAR EXERCISES IN FISCAL 1999 AND FISCAL 1999 YEAR-END VALUES

                                                                                          VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED        IN-THE-MONEY-OPTIONS AT
                                  SHARES                    OPTIONS AT 7/31/99(#)             7/31/99($)(1)
                               ACQUIRED ON     VALUE     ---------------------------   ---------------------------
            NAME               EXERCISE (#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               ------------   --------   -----------   -------------   -----------   -------------
Frederick Judd...............     5,000       $22,500       7,200         41,120         $38,700       $143,580

---------------
(1) The amounts set forth represent the difference between the estimated fair market value of $7.875 per share as of July 31, 1999 and $2.50 per share, the exercise price of the options, multiplied by the applicable number of shares underlying the options. In November 1993, Mr. Judd was granted an option to purchase 90,000 shares of common stock at $.35 per share by Mr. Aydin. This table does not include the value of shares underlying Mr. Judd's fully vested option to purchase the remaining 42,050 shares at $.35 per share from Mr. Aydin.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board consists of Messrs. Genovese and Blake. No member of the Compensation Committee or executive officer of the Company has a relationship that constitutes an interlocking relationship with executive officers or directors of another entity. The Compensation Committee reviewed the compensation of the executives, and while a performance bonus had been paid in past years, each of the executives declined, and the Compensation Committee concurred in the non-payment of, any bonus for the year ended July 31, 1999. The following report was completed by the Board of Directors.

                      REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION PHILOSOPHY

     The overall policy of the Board of Directors, and the Compensation Committee, is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. Accordingly, the compensation package for each executive officer is comprised of three primary elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance targets and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's shareholders. As an executive officer's level of responsibility increases, it is the Company's general intent that a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation than upon base salary.

COMPONENTS OF COMPENSATION

     The principal components of executive officer compensation are generally as follows:

          Base Salary. With respect to Messrs. Razmjoo, Shahrestany, Alaghband and Aydin, their base salary is fixed in accordance with the terms of their respective employment agreements. See "Employment Agreements." Subsequent to year end, the Board of Directors directed the Compensation Committee to review the annual base salary of the four executive officers, and recommend a change, if appropriate, as the base salary has not been adjusted in more than three years. With respect to other officers and key employees who do not have employment agreements with the Company, salary is determined on the basis of individual performance and competitive market practices as reflected in informal information available to the Company.

          Annual Performance Bonus. Annual bonuses are payable to the Company's executive officers in accordance with the terms of their respective employment agreements. Under the terms of such agreement, payment of the bonuses is within the discretion of the Compensation Committee and the Board of Directors, and takes into account the Company's financial performance and attainment of various goals. While a performance bonus had been paid in past years, each of the executives declined, and the Compensation Committee concurred in the non-payment of, any bonus for the year ended July 31, 1999. With respect to other officers and key employees who do not have employment agreements with the Company, their target bonuses are determined on the basis of individual performance and competitive market practices as reflected in informal information available to the Company.

          Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants and other stock-based awards under the Company's 1995 Stock Option Plan. The Board believes that each of Messrs. Razmjoo, Shahrestany, Alaghband and Aydin currently have interests closely aligned with shareholders due to the substantial portion of their individual net worth comprised of their significant ownership of shares of the Company. In September 1999, the Compensation Committee determined that it would be appropriate to grant options to the four executive officers in order to properly incentivize them and reward them for future performance. Each of the four were granted options to purchase 30,000 shares under the Company's 1995 Stock Option Plan. Awards under the 1995 Plan are designed to further align the interests of each executive officer with those of the shareholders. It is the Board's intent to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company's business. As part of a broad-based grant of stock options made to a large group of key employees, grants of options to purchase significant shares of stock have been made to Frederick Judd, the Company's Vice President Finance, and other key employees.

  Stock Option Repricing

     On September 1, 1998, the Board of Directors offered all employees the opportunity to reprice their outstanding stock options for new options that would be exercisable at the fair market value of the Company's Common Stock as of the closing of the stock market on that date ($4.50). These new options would otherwise be identical to the old options except that the new options would be subject to a new vesting schedule with 90 days added to each existing vesting date. The stock option repricing was an acknowledgment of the importance to the Company of its employees and of the incentive to employees represented by stock options, especially in considering alternative opportunities. The Board determined that a repricing was necessary due to the competitive environment for obtaining and retaining qualified employees and the overall benefit to the shareholders from a highly motivated group of employees.

     No options to purchase the Company's stock that had been granted to any of the Company's executive officers were repriced. Because the then outstanding options granted to Mr. Judd were priced at $2.50 per share, which was lower than the price at which the options were repriced, no repricing of Mr. Judd's options was effected.

COMPENSATION OF THE CHAIRMAN AND PRESIDENT

     For fiscal 1999, Mr. Razmjoo was paid a base salary at the rate of approximately $225,000 per year pursuant to his existing employment agreement. In fiscal 1999, Mr. Razmjoo declined to accept a bonus based on the results of the Company's operations in fiscal 1999. Accordingly, the Compensation Committee did not recommend, and the Company will not pay, a performance bonus to any of the Company's executive officers for fiscal 1999.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the United States Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation" and to compensation paid in certain circumstances by companies in the first few years following their initial public offering of stock. The Company has taken steps to provide that these exemptions will apply to compensation paid to its executive officers, and the Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements. Accordingly, the Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible by reason of Section 162(m).

September 1, 1999                       THE COMPENSATION COMMITTEE OF THE
                                        BOARD OF DIRECTORS

                                        Dom Genovese
                                        David Blake

     THIS REPORT AND THE PERFORMANCE GRAPH BELOW WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of the S&P 500 Index (the "S&P 500") and of the Hambrecht & Quist Computer Software Index for the various periods commencing on July 31, 1997 to July 31, 1999.

                                                         PROCOM               H&Q COMPUTER SOFTWARE           S&P 500 INDEX
                                                         ------               ---------------------           -------------
July 31, 1997                                              100                         100                         100
July 31, 1998                                               49                         128                         117
July 31, 1999                                               74                         145                         139

     The graph assumes that $100 was invested on July 31, 1999 in the Company's Common Stock and in the S&P 500 and the Hambrecht & Quist Computer Software Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock and the Company does not anticipate that any such dividends will be declared or paid in the foreseeable future. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has employment agreements with Messrs. Razmjoo, Alaghband, Aydin and Shahrestany. Each employment agreement has a three-year term with an automatic renewal provision which provides that the agreement will perpetually maintain a three-year term unless terminated. Pursuant to the agreements, each officer receives an annual salary of not less than $225,000, which may at the discretion of the Board be increased in light of performance, inflation or other factors. Each officer is also entitled to receive an annual bonus based on the Company's performance, awarded at the discretion of the Board based upon the attainment of mutually agreed upon performance goals. Performance goals of the Company for purposes of calculating bonus payments are not specified in the employment agreements but rather are determined on a yearly basis by mutual agreement between the Board and the officer. Based on the performance of the Company in fiscal 1999, each of the officers declined to accept, and the Compensation Committee declined to award, any bonus for the fiscal year ended July 31, 1999. In addition, each officer is entitled to receive a monthly automobile allowance of $750 and reimbursement of business expenses. The Company is required to maintain a life insurance policy of $1 million for the benefit of each officer, and each officer is entitled to participate in the other benefit programs of the Company available to its executive officers. Each officer is entitled to an annual tax preparation allowance of $1,000. If the Company terminates an officer's employment without Cause (as defined in the employment agreement) or the officer terminates his employment for Good Reason (as defined in the employment agreement), the Company is obligated to provide certain benefits to the terminated officer, including paying the officer 35 months base salary, subject to Internal Revenue Code restrictions, a pro rata bonus for the year of termination and the continuation for up to two years of all life insurance and medical benefits.

     On November 15, 1993, Mr. Judd joined the Company as Vice President, Finance and General Counsel. Pursuant to the Company's employment agreement with Mr. Judd, Mr. Judd's annual base salary is $110,000, and Mr. Judd can qualify for performance-based bonuses of up to $40,000 per year which may be adjusted in the future. If the Company terminates Mr. Judd without cause, the Company would be obligated to pay Mr. Judd six months base salary.

     The 1995 Plan provides for acceleration of the vesting of awards granted thereunder upon the occurrence of certain events. Under the 1995 Plan, in the event of a merger or consolidation in which the company is not the surviving corporation, or the approval by the shareholders of a sale of all or substantially all of the Company's assets, or a change in control of the Company, unless the Board decides prior to such an event that no acceleration of vesting of options shall occur, all outstanding options shall become immediately exercisable.

EMPLOYEE BENEFIT PLANS

     The Company maintains a stock option plan for many of its key employees, an Employee Stock Purchase Plan and in addition, a "401(k)" savings and investment plan in which all eligible employees may participate. The 401(k) Plan and the Employee Stock Purchase Plan are described below. Because shareholders are being asked to amend the 1995 Stock Option Plan (the "1995 Plan") to provide for an additional 600,000 shares of common stock to be made available for issuance pursuant to the exercise of stock options, the 1995 Plan is described in more detail under "Proposal Two-Amendment to 1995 Stock Option Plan."

401(K) PLAN

     Effective August 1992, the Company adopted a tax deferred savings plan (the "401(k) Plan") that covers all full-time employees over the age of 21 with more than one year of service. An employee may contribute to the 401(k) Plan from 1% to 15% of his or her pretax compensation not to exceed in any given year the maximum amount allowable under Internal Revenue Service regulations. At the discretion of the Board, the Company may elect to match up to 100% of an employee's contributions to the 401(k) Plan. The Company is not obligated to make matching contributions, but has done so in the past on a discretionary basis. The rates of pre-tax contributions may be reduced with respect to highly compensated employees, as defined in the Code, so that the 401(k) Plan will comply with Section 401(k) of the Code. Pre-tax contributions are allocated to each employee's individual account, which is invested in selected investment alternatives according to the direction of the employee. An employee's pre-tax contributions are fully vested and nonforfeitable at all times, while employer contributions to an employee's account vest over a five-year period. An employee may also borrow from his or her account. All vested benefits are generally distributed to employees upon termination of employment. During the year ended July 31, 1999, pursuant to the terms of the 401(k) Plan, the Company made matching contributions totaling approximately $12,200 to the accounts of the five executive officers set forth in the "Summary Compensation Table" above.

THE 1999 EMPLOYEE STOCK PURCHASE PLAN

     In fiscal 1999, the Company established the 1999 Employee Stock Purchase Plan (the "Plan"), and reserved 250,000 shares for issuance thereunder. Shareholders approved the establishment of the Plan, and the reservation of shares at the Company's January 1999 Annual Meeting of Shareholders. Under the Plan, employees may elect to have up to 10% of their after-tax wages or salaries deducted from each check, and then use such amounts to purchase the common stock of the Company at a discounted price. The price is 85% of the lower of the closing stock price on July 31 or December 31. Employees may enter the Plan only on defined entrance dates, but may withdraw from the Plan at any time during the applicable period, and receive a full refund of any amounts withheld, without interest. If employees do not withdraw, the total amount they have had deducted from their wages or salaries is accumulated once every six months, and then a certificate representing the applicable number of shares at the applicable purchase price is forwarded to the employee. During the Company's first six month offering period under the Plan, approximately 5,500 shares of stock were issued to approximately 25 employees. Employees are provided with a summary of the rules of the Plan, and may be provided with a full copy of the Plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively "Insiders") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission as well as the Company and the Nasdaq National Market.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Insider known to the Company that no other reports were required during the fiscal year ended July 31, 1999, the Company believes that all insiders filed all required reports on a timely basis.

                              CERTAIN TRANSACTIONS

     During the year ended July 31, 1999, the Company utilized the services of Advanced Construction Solutions, Inc., an Orange County based real estate developer and general contractor to (a) locate a suitable facility for the Company to utilize as its corporate headquarters for approximately 18 months,
(b) act as a general contractor to complete a build-out of necessary tenant improvements for the temporary facility, and (c) locate, and then negotiate the purchase of, and commence development of, a parcel of land in Irvine, California for the Company's long-term corporate headquarters. ACS is owned 50% by a brother of Frank Alaghband, an Executive Vice President and Director of the Company. During the year ended July 31, 1999, the Company executed an 18 month lease with an unrelated landlord, calling for approximately $1,050,000 in lease payments, and the Company purchased an 8 acre site from an unrelated landowner for approximately $7.3 million. ACS received approximately $357,000 directly from the Company for the tenant improvement build-out (of approximately 60,000 square feet), and $40,200 directly from the Company for services in planning and developing the Irvine facility, and approximately $142,000 in commissions paid by the temporary facility landlord and the land owner upon the completion of the transactions described. The Company has also agreed to utilize ACS in the construction of the Irvine facility. The Company believes the efforts of ACS were compensated on a basis no more favorable than if the Company had dealt with a non-related third party. No value from the above transactions accrued to the personal benefit of Mr. Alaghband or any of the other executive officers.

                                  PROPOSAL TWO

            APPROVAL OF AMENDMENT TO 1995 EMPLOYEE STOCK OPTION PLAN

     The Company's Board of Directors and shareholders previously adopted and approved the 1995 Plan. A total of 540,000 shares were originally reserved for issuance under the 1995 Plan. In September 1997, the Board of Directors authorized that the Plan be further amended, subject to shareholder approval, which was received in January 1998, to increase the number of shares reserved for issuance thereunder by 450,000 shares, bringing the total number of shares reserved for issuance under the 1995 Plan to 990,000 shares. In September 1998, the Board of Directors authorized that the Plan be further amended, subject to shareholder approval, which was received in January 1999, to increase the number of shares reserved for issuance thereunder by 600,000 shares, bringing the total number of shares reserved for issuance under the 1995 Plan to 1,590,000 shares. In September 1999, the Board further authorized, subject to shareholder approval, the reservation of an additional 1,000,000 shares to be reserved for issuance under the 1995 Plan.

     At the Annual Meeting, the shareholders are being requested to consider and approve the proposed amendment to the 1995 Plan to further increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares, bringing the total number of shares issuable under the Plan to 2,590,000 shares. The amendment to increase the number of shares issuable under the 1995 Plan will enable the Company to continue its policy of employee stock ownership as a means to attract and retain highly qualified personnel, to incentivize employees to achieve high levels of performance and to recognize key employee accomplishments. In addition, the Company believes it is critical to have available options to offer employees of companies which the Company may in the future acquire.

     Following is a general description of the principal features of the 1995 Plan. The following summary is qualified in its entirety by reference to the full text of the 1995 Plan, which can be reviewed on the Securities and Exchange Commission's Web site at http://www.sec.gov. The 1995 Plan provides for the grant to employees of the Company of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant to employees, directors, and consultants of the Company of nonstatutory stock options. At July 31, 1999, there were approximately 300 persons eligible for grants under the 1995 Plan. At July 31, 1999, options to purchase an aggregate of 1,403,449 shares were outstanding under the 1995 Plan (99,265 of which were vested), and an aggregate of 70,940 additional shares remained available for additional grants. Since July 31, 1999, the Company has granted options to purchase approximately 440,000 shares (including grants of 30,000 options to each of the four executive officers, and grants of 9,000 options to each of Messrs. Blake and Genovese), while options to purchase approximately 60,000 shares have been cancelled, leaving no options available for future grant. All such grants have been made subject to the approval of shareholders of the amendment to the Plan described herein.

     Shares relating to plan awards which are not exercised or which expire or are cancelled will again become available for grant purposes under the plan. As is customary in incentive plans of this nature, the number and kind of securities available under the 1995 Plan and the then outstanding awards, as well as exercise prices, are subject to adjustment, in the discretion of the plan administrator, in the event of recapitalizations, stock splits, and similar reorganizations.

     The 1995 Plan may be administered by the Board or a committee approved by the Board. Currently, the 1995 Plan is administered by the Compensation Committee of the Board, which determines the terms of options granted thereunder, including the exercise price, number of shares subject to the option and vesting schedule. Options granted under the 1995 Plan are generally not transferable other than by will or the laws of descent or distribution, and each option is exercisable during the lifetime of the recipient only by such person. Options that are outstanding under the 1995 Plan will remain outstanding until they are exercised or they expire in accordance with these terms. In the event the shareholders of the Company approve certain mergers or consolidations, or the sale of substantially all of the business assets of the Company or certain persons other than beneficial owners of greater than 5% of the then outstanding voting power become the beneficial owner of more than 50% of the voting power of the Company, unless prior to such event the Board determines that there shall be either no acceleration or limited acceleration of awards, each option outstanding under the 1995 Plan will become immediately exercisable.

     The Board generally may terminate, amend or suspend the 1995 Plan at any time. An amendment will generally only be submitted for stockholder approval if required by law or deemed advisable by the Board. Unless sooner terminated by the Board, the 1995 Plan will terminate on September 14, 2004.

     The 1995 Plan does not limit the authority of the Board or Compensation Committee to authorize other compensation under any other plan or authority. Stockholder approval of the amendment to the 1995 Plan will not, however, constitute advance approval of any such other compensation.

AWARDS

     Options granted under the 1995 Plan may be options intended to qualify as incentive stock options (the "Incentive Stock Options") under Section 422 of the Code, or options not intended to so qualify (the "Non-Qualified Stock Options").

     Upon the grant of an option under the 1995 Plan, the person receiving the grant (the "Option Holder") must enter into a written option agreement with the Company that contains terms, provisions and conditions that are consistent with the 1995 Plan and have been determined from time to time by the Committee. Options granted under the 1995 Plan may not expire later than 10 years after the date of grant, except that an Incentive Stock Option granted to an individual owning (after the application of the family and other attribution rules of Section 424(d) of the Code), at the time the option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (a "10% Shareholder"), may not expire later than five years from the date the option is granted and the exercise price of any Non-Qualified Stock Option may not be less than 85% of the fair market value of the Common Stock of the Company at the date the Non-Qualified Stock Option is granted. The exercise price for any Incentive Stock Option may not be less than 100% of the fair market value of Common Stock of the Company at the date the Incentive Stock Option is granted. The exercise price of an Incentive Stock Option granted to a 10% Shareholder may not be less than 110% of the fair market value of the Common Stock of the Company on the date such option is granted.

AWARDS TO NON-EMPLOYEE DIRECTORS

     Non-qualified Stock Options to purchase 9,000 shares of Common Stock are automatically granted to Non-employee Directors upon their election to the Board. Such options will vest over a four-year period. The Board may elect to grant additional options to Non-employee Directors after their initial year of service.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS UNDER THE 1995 PLAN

     The federal income tax consequences of awards granted under the 1995 Plan under current federal law, which is subject to change, are summarized in the following discussion, which deals with the general tax principles applicable to the plan. State, local and/or international tax consequences of the plan are beyond the scope of this summary.

     With respect to nonqualified stock options, the Company is generally entitled to deduct, and the optionee recognizes as taxable income, an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to Incentive Stock Options, the Company is generally not entitled to a deduction nor does the participant generally recognize income at the time of exercise.

     If the vesting of an option is accelerated under the 1995 Plan in connection with a change in control (as this term is used under the Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, if the compensation attributable to awards is not "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code, the Company may not be permitted to deduct the aggregate non-performance-based compensation in excess of $1 million in certain circumstances.

SPECIFIC BENEFITS

     In August and September 1999, the Company granted options to purchase its stock to four executive officers and the two independent directors. Such grants were made conditioned upon the approval by shareholders of an amendment to the 1995 Stock Option Plan to increase by 1,000,000 the number of shares reserved for issuance under such plan.

     The following table sets forth the benefits which the Company has conferred, and currently expects to confer, upon the following people, or groups of people, under the 1995 Stock Option Plan.

                                   NEW PLAN BENEFITS
---------------------------------------------------------------------------------------
                           1995 STOCK OPTION PLAN AMENDMENT
---------------------------------------------------------------------------------------
                                                              DOLLAR    NUMBER OF UNITS
                     NAME AND POSITION                        VALUE $    (OPTIONS)(A)
                     -----------------                        -------   ---------------
Alex Razmjoo, CEO...........................................  $    --        30,000
Nick Shahrestany, EVP.......................................       --        30,000
Frank Alaghbend, EVP........................................       --        30,000
Alex Aydin, EVP.............................................       --        30,000
Frederick Judd, VP Finance..................................       --            --
Executive Group.............................................  $    --       120,000
Non-Executive Director Group................................  $    --        18,000
Non-Executive Officer Employee Group........................  $    --       309,000

---------------
(A) In August 1999, the Company granted options to purchase 9,000 shares of its common stock to each of its two independent directors at $5.94 per share. In September 1999, the Company granted options to purchase 30,000 shares to each of its four executive officers at $8.50 per share. Both grants were at the market price of Procom's common stock on the respective date of grant, and both grants were made pursuant to the terms and conditions of the 1995 Stock Option Plan. The options vest 25% per year over 4 years from the date of grant, and no person paid any consideration in exchange for the grant (except the services that each person will contribute to the Company). The market value of the stock underlying the options, valued at the November 22, 1999 closing price of $21.38 per share, is $2,950,000. As the options granted are non-qualified, and conform to the 1995 Stock Option Plan, please see "Federal Income Tax Consequences of Awards Under the 1995 Plan" for a discussion of tax consequences of any awards or exercises.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD

     The approval of the amendment to the 1995 Plan requires the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum).

     Shareholders should note that because outside Directors (subject to re-election and shareholder approval) may receive stock options under this proposal, all current outside Directors of the Company may have a personal interest in the proposal and its approval by shareholders. However, the members of the Board believe that the Amendment is in the best interests of the Company and its shareholders.

     THE BOARD HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE 1995 PLAN AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

                                 PROPOSAL THREE

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On June 1, 1999, Arthur Andersen LLP ("Former Auditors") resigned as Independent Auditors for Procom Technology, Inc. (the "Company").

     The Former Auditors reported on the Company's financial statements for the preceding three years in the period ended July 31, 1998. The respective reports of the Former Auditors on the financial statements for such periods contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the preceding three years in the period ended July 31, 1998, and through the date of this report, there were no disagreements with the Former Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of the Former Auditors would have caused them to make reference thereto in their report on the financial statements for such periods.

     The Company provided the Former Auditors with a copy of the foregoing disclosures and the Former Auditors have addressed a letter to the Securities and Exchange Commission stating that they agree with such disclosures. That letter is filed with the Company's Report on Form 8-K filed with the Securities and Exchange Commission on June 7, 1999.

     On July 13, 1999, the Company engaged KPMG LLP as its new independent accountants to act as the principal accountant to audit the Company's consolidated financial statements. The Company's Audit Committee of the Board of Directors participated in and approved the engagement of KPMG LLP.

     During the two most recent fiscal years and through July 13, 1999, the Company has not consulted with KPMG LLP regarding:

          (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and in no case was a written report provided to the Company nor was oral advice provided that was an important factor in reaching a decision by the Company as to an accounting, auditing or financial reporting issue; or

          (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

     For the 1999 fiscal year, KPMG LLP provided audit services which included an audit of the Company's annual financial statements, and assistance and consultation in connection with the Company's filings with the Commission. Audit services were provided with the approval of the Board of Directors which considered, among other factors, the independence of the public accountants. Arrangements for non-audit services, if any, are made by management with the knowledge of the Board of Directors. Upon the recommendation of the Audit Committee, the Board has selected KPMG LLP to provide audit services to the Company for the fiscal year July 31, 2000. The shareholders are being requested to ratify such selection at the Annual Meeting. There are no affiliations between the Company and KPMG LLP, its partners, associates or employees, other than as pertain to the engagement of KPMG LLP as independent auditors for the Company in the previous year. A representative of KPMG LLP will, if any shareholder requests in advance of the Annual Meeting, be present at the Meeting and he or she will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

                                 ANNUAL REPORT

     The Company's 1999 Annual Report, containing audited balance sheets for the fiscal years ended July 31, 1999 and July 31, 1998 and audited statements of operations and cash flows for the fiscal years ending July 31, 1999, July 31, 1998, and July 26, 1997, has previously been provided or accompanies this Proxy Statement. Upon written request, the Company will send you, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended July 31, 1999, which the Company has filed with the Commission. The written request should be directed to the Investor Relations Department, at the address of the Company set forth on the first page of this Proxy Statement.

                      OTHER BUSINESS OF THE ANNUAL MEETING

     Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors, the proposal to amend the 1995 Plan, the establishment of the 1999 Employee Stock Purchase Plan, and ratification of KPMG LLP as the Company's independent auditors. However, inasmuch as matters of which Management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

                                          By Order of the Board of Directors

                                                     /s/ ALEX RAZMJOO
                                          --------------------------------------
                                                       Alex Razmjoo
                                             Chairman of the Board and Chief
                                                    Executive Officer

Irvine, California
December 23, 1999

                            PROCOM TECHNOLOGY, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 1999 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 27, 2000

    The undersigned shareholder of Procom Technology, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated December 19, 1999, and hereby appoints Alex Razmjoo, Alex Aydin, Nick Shahrestany and Frank Alaghband, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of Procom Technology, Inc., to be held on January 27, 2000 at 10:00 a.m., local time, at the Company's principal executive offices at 1821 Dyer, Santa Ana, California, 92705, and at any adjournment thereof, and to vote all the shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS:

    [ ]  FOR all nominees listed below         [ ]  WITHHOLD AUTHORITY
          (except as indicated)                     to vote for all nominees
                                                    listed below

    IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE FOLLOWING LIST:

        Alex Razmjoo          Frank Alaghband        Alex Aydin
        Nick Shahrestany      Dom Genovese           David Blake

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES TO AN AGGREGATE OF 2,590,000 SHARES

                [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR 2000

                [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

    And in their discretion, upon such other matter or matters that may properly
come before the meeting or any adjournment or postponement thereof.   (Continued
on reverse side)

                          (Continued from other side)

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION AND NO ABSTENTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES TO AN AGGREGATE 2,590,000 SHARES, AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                       Dated:  , 2000

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                               Signature

                                                       (This Proxy should be
                                                       marked, dated and signed
                                                       by the shareholder(s)
                                                       exactly as his or her
                                                       name appears hereon, and
                                                       returned promptly in the
                                                       enclosed envelope.
                                                       Persons signing in a
                                                       fiduciary capacity should
                                                       so indicate. If shares
                                                       are held by joint tenants
                                                       or as community property,
                                                       both should sign.)